Exhibit 10.4

AMENDED AND RESTATED 2013 SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED 2013 SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 13, 2015, by and between Champions Oncology, Inc., a Delaware corporation (the “Company”), Battery Ventures IX, L.P., a Delaware limited partnership (“Ventures”), Battery Investment Partners IX, LLC, a Delaware limited liability company (together with Ventures, “Battery”), PAR Investment Partners, L.P., a Delaware limited partnership (“PAR”), Joel Ackerman (“Ackerman”) and Ronnie Morris (“Morris”) amends and restates in its entirety the Securities Purchase Agreement dated as of January 28, 2013 (the “Original 2013 Securities Purchase Agreement”) between the Company, Battery, PAR, Ackerman, Morris and the other parties to the Original 2013 Securities Purchase Agreement (such parties, Battery, PAR, Ackerman and Morris being the “Investors”), as amended by the Amendment No. 1 to 2013 Securities Purchase Agreement dated January 29, 2014.

A.           Pursuant to the Original 2013 Securities Purchase Agreement, the Company sold to each Investor, and each Investor purchased, on the terms and subject to the conditions set forth in the Original 2013 Securities Purchase Agreement, (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) a Warrant in the form attached thereto as Exhibit A (each, a “Warrant” and, collectively with the other Warrants issued thereunder, the “Warrants”). The shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”, and the Shares, the Warrants, the Warrant Shares, and the Put Option Shares (as defined below) are collectively referred to herein as the “Securities”.

B.           Battery, PAR, Ackerman and Morris constitute the holders of at least a majority of the number of Shares and Warrant Shares into which all of the Warrants then outstanding are exercisable, and thus this Agreement is binding upon all of the parties, including all of the Investors, to the Original 2013 Securities Purchase Agreement pursuant to Section 6.12 of the Original 2013 Securities Purchase Agreement.

C.           The Company, Battery, PAR, Ackerman and Morris wish to amend and restate the Original 2013 Securities Purchase Agreement, including to add a limitation with respect to the Put Right (as defined herein).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.          Purchase and Sale of Shares and Warrants.

1.1.          Closing of Purchase and Sale; Purchase Price. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Original 2013 Securities Purchase Agreement, the Company agreed to sell and each Investor agreed to purchase (i) the number of Shares set forth below such Investor’s name on the signature pages thereof, and (ii) a Warrant. The date on which the closing of the purchase and sale pursuant to the terms of the Original 2013 Securities Purchase Agreement occurred (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing was deemed to occur at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, NY 10177, within two (2) business days following the satisfaction or waiver of the conditions to the Closing set forth in Section 5 thereof. At the Closing, the Escrow Agent (i) released the aggregate Purchase Price to the Company, (ii) delivered the Warrants to the Investors and (iii) delivered the Transfer Agent Instruction Letter to the Company’s transfer agent.

1.2.          Exercise of Investor Put Option.

(a)          Subject to adjustments pursuant to Section 1.2(b), if any, upon the occurrence of a Put Option Trigger Event (as defined below), each Investor shall have the right to elect to require the Company to acquire, severally and not jointly, from such Investor the Shares held by such Investor (the “Put Shares”) for an amount equal to the number of Put Shares times the Per Share Price (the “Put Right”). An Investor may exercise their Put Right by delivering written notice to the Company (the “Put Option Exercise Notice”) within thirty (30) days of a Put Option Trigger Event (the “Put Option Exercise Deadline”), which shall indicate (x) the total number of Put Shares to be acquired from the exercising Investor and (y) the Business Day on which the closing of the purchase of the Put Shares subject to the Put Option Exercise Notice shall occur (the “Put Option Closing”); provided, however, that the Put Option Closing shall occur at least five (5) Business Days following the Put Option Exercise Deadline and no later than ninety (90) Business Days following the Put Option Exercise Deadline.

(b)          Adjusted Put Shares. In the event that the Company does not have sufficient Legally Available Cash (as defined below) to satisfy all of its put right obligations in this Agreement and the Other Securities Purchase Agreements, the Put Right for an Investor shall be limited to a number of Put Shares (“Adjusted Put Shares”) equal to the following (rounded to the nearest whole number):

APS = [(X * [(A*Y)/((A*Y)+(B*Z)+(C*W))]] / Y

APS = Adjusted Put Shares

X = Legally Available Cash

A = total number of Put Shares that an Investor elects to have repurchased pursuant to such Investor’s Put Right in connection with the relevant Put Option Triggering Event

B = total number of put shares that 2011 Investors elect to have repurchased pursuant to such investors’ put rights in the Amended and Restated 2011 Purchase Agreement in connection with the relevant Put Option Triggering Event

C = total number of put shares that 2015 Investors elect to have repurchased pursuant to such investors’ put rights in the 2015 Purchase Agreement in connection with the relevant Put Option Triggering Event

Y = Per Share Price

Z = Per Share Price (as defined in the Amended and Restated 2011 Purchase Agreement)

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W = Per Share Price (as defined in the 2015 Purchase Agreement)

“Legally Available Cash” means the maximum of amount of cash that the Company is legally permitted (as determined by an opinion of counsel) to spend on the repurchase of shares of Common Stock from the Investors, the 2011 Investors and/or the 2015 Investors, whether or not such maximum amount of cash is then actually available to the Company.  If there are no legal restrictions on the repurchase of Common Stock held by the Investors, the 2011 Investors and/or the 2015 Investors, then “Legally Available Cash” shall be deemed to be in excess of the amount necessary to satisfy all of the Company’s put right obligations under this Agreement and the Other Securities Purchase Agreements, and as such this clause (b) shall not apply.

(c)          The Put Right shall terminate for all Investors if one of the following events has occurred:

(i)          the daily VWAP of the Common Stock is greater than or equal to three hundred and seventy-five percent (375%) of the Per Share Price for any consecutive forty trading-day period (the “Measurement Period”) and (y) the daily volume traded in Common Stock has averaged at least 250,000 shares during such Measurement Period, provided that such daily volume shall be adjusted proportionately to account for any stock splits or reverse stock splits of the Common Stock;

(ii)         (x) the Company completes an offering of its Common Stock registered under the Securities Act with gross proceeds to the Company of at least fifteen million dollars ($15,000,000) at a price per share that equals or exceeds three hundred and seventy-five percent (375%) of the Per Share Price and (y) the resale of the Shares held by the Investors at such time is registered on an effective registration statement under the Securities Act;

(iii)        a sale by one of the Investors of twenty-five percent (25%) of the Shares held by such Investor, provided, however, that a sale by such Investor will only affect such Investor and will not affect the Put Right of any other Investor;

(iv)        each of Battery (unless Battery’s Put Right has terminated), PAR (unless PAR’s Put Right has terminated) and the Company consent in writing to terminate the Put Right; or

(v)         if Battery’s and PAR’s Put Right have terminated, the Investors, other than Battery and PAR, holding a majority of the Shares held by all such non-Battery and non-PAR Investors and the Company consent in writing to terminate the Put Right.

(d)          Battery’s Put Right shall terminate if both Battery and the Company consent in writing to terminate Battery’s Put Right.

(e)          PAR’s Put Right shall terminate if both PAR and the Company consent in writing to terminate PAR’s Put Right.

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(f)          Put Option Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company shall purchase from each Investor subject to a Put Option Exercise Notice, severally, but not jointly, at the Put Option Closing, the number of Put Shares to be purchased from such Investor in accordance with Section 1.2(a). Each Put Option Closing shall occur at 10:00 a.m., New York City time, on the date specified in the Put Option Exercise Notice (or such later date as is mutually agreed to by the Company and each Investor) after notification of satisfaction (or waiver) of the conditions to such Closing set forth in Section 5 below at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, NY 10177, or such other place as the Company and the affected Investor may agree. The date on which any such Closing occurs is hereinafter referred to herein as a “Put Option Closing Date.”

1.3.          Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Amended and Restated Registration Rights Agreement” means the 2015 Amended and Restated Registration Rights Agreement between the Company, the Investors and the other parties thereto.

“Amended and Restated 2011 Purchase Agreement” means the Amended and Restated 2011 Securities Purchase Agreement between the Company and certain investors dated the date hereof.

“Battery” has the meaning specified in the preamble to this Agreement.

“Battery Member” has the meaning specified in Section 4.3 hereof.

“Board of Directors” means the Company’s board of directors.

“Business” means the consolidated business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Change of Control” means the occurrence of any one or more of the following events: (i) the sale or other disposition to an unrelated party of all or substantially all of the assets of the Company in one transaction or a series of transactions (other than financing arrangements); or (ii) a merger, consolidation or share exchange involving the Company and any other person or entity (other than for the purposes of reincorporation), in which the Company or one of its subsidiaries is not the surviving entity, after approval of the Board of Directors.

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“Closing” has the meaning specified in Section 1.1 hereof.

“Closing Date” has the meaning specified in Section 1.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the preamble to this Agreement.

“Company Party” has the meaning specified in Section 4.13 hereof.

“Current Violation” has the meaning specified in Section 3.7 hereof.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts payable, accrued compensation, accrued expenses, and unearned revenue and customer deposits of such Person that, in any such case, arise in the ordinary course of business and are not more than sixty (60) days past due); (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed by the Company at least two (2) Business Days prior to the date of this Agreement via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) in accordance with the requirements of Regulation S-T under the Exchange Act.

“Disclosure Schedule” has the meaning specified in the introduction to the Disclosure Schedule attached hereto.

“Effective Date” has the meaning specified in the Amended and Restated Registration Rights Agreement.

“Embargoed Person” has the meaning specified in Section 3.26 hereof.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Escrow Agreement” means the Escrow Agreement dated as of the date hereof between the Company, each Investor and the Escrow Agent.

“Escrow Agent” means Epstein Becker & Green, P.C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Execution Date” means the date of the Original 2013 Securities Purchase Agreement.

“FINRA” means Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Harris & Harris” means Harris & Harris Group, Inc.

“Health Authorities” has the meaning specified in Section 3.30(a) hereof.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

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“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” and “Investors” have the meanings specified in the preamble to this Agreement.

“Investor Party” has the meaning specified in Section 4.12 hereof.

“Key Employee” has the meaning specified in Section 3.15 hereof.

“Legally Available Cash” shall have the meaning specified in Section 1.2(b) hereof.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means an effect that is material and adverse to (i) the Business, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below) or (iii) the rights and benefits to which an Investor is entitled under this Agreement and the other Transaction Documents.

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“Measurement Period” has the meaning specified in Section 1.2(b) hereof.

“New Securities” shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Original 2013 Securities Purchase Agreement” has the meaning specified in the preamble to this Agreement.

“OTCBB” has the meaning specified in Section 3.22 hereof.

“Other Securities Purchase Agreement” means, each and jointly, the Amended and Restated 2011 Purchase Agreement and the 2015 Purchase Agreement.

“PAR” has the meaning specified in the preamble to this Agreement.

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“PAR Member” has the meaning specified in Section 4.3 hereof.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Permitted Liens” means the following:

(h)          encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of Real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(i)          Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(j)          Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

“Per Share Price” shall mean $0.50 per Share, as adjusted for any dividend, stock split, reverse stock split, split-up or other distribution on shares of Common Stock.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Pre-Notice” has the meaning specified in Section 4.4(a) hereof.

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Pro Rata Share” means, with respect to an Investor, the ratio determined by dividing (i) the number of Shares purchased hereunder by such Investor by (ii) the aggregate number of Shares purchased hereunder by all of the Investors.

“Purchase Price” means, with respect to an Investor, the number of Shares purchased by such Investor at the Closing times the Per Share Price.

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“Put Option Closing” has the meaning specified in Section 1.2(a) hereof.

“Put Option Closing Date” has the meaning specified in Section 1.2(c) hereof.

“Put Option Exercise Deadline” has the meaning specified in Section 1.2(a) hereof.

“Put Option Exercise Notice” has the meaning specified in Section 1.2(a) hereof.

“Put Option Trigger Event” shall mean the occurrence of any of the following events: (i) any Change of Control of the Company, or (ii) the sale or exclusive license of substantially all of the Company’s assets, or similar transaction, involving all or substantially all of the Company’s assets.

“Put Right” has the meaning specified in Section 1.2(a) hereof.

“Put Shares” has the meaning specified in Section 1.2(a) hereof.

“Real Property” has the meaning specified in Section 3.22 hereof.

“Regulation D” has the meaning specified in the recitals to this Agreement.

“Reserved Amount” has the meaning specified in Section 4.5 hereof.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Securities” has the meaning specified in the recitals to this Agreement.

“Securities Act” has the meaning specified in the recitals to this Agreement.

“Shares” has the meaning specified in the recitals to this Agreement.

“Specified Employee” has the meaning specified in Section 4.1(k) hereof.

“Subsequent Financing” means any planned issuance by the Company or any of its Subsidiaries of Common Stock, common stock equivalents, indebtedness or a combination of units thereof for cash consideration, except for offerings of Common Stock or other securities of the Company that are registered under the Securities Act.

“Subsequent Financing Notice” has the meaning specified in Section 4.4(a) hereof.

“Subsequent Financing Share” means a fraction, the numerator of which is the number of Shares purchased by such Investor pursuant to this Agreement held by such Investor on the date of a Pre-Notice, and the denominator of which is the total number of Shares issued to all Investors pursuant to the terms of this Agreement outstanding on the date of such Pre-Notice.

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“Subsidiary” means, with respect to the Company, any corporation or other entity (other than an entity having no material operations or business during the twelve month period immediately preceding the Execution Date) of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Affiliates.

“Termination Date” means the first date on which there are no Warrants outstanding.

“Threshold Amount” means, with respect to each Investor, such Investor has (i) sold greater than or equal to twenty-five percent (25%) of the Shares it purchases on the Closing Date or (ii) owns less than 10% of the Company’s outstanding Common Stock.

“Trading Day” means any day on which the Common Stock may be purchased and sold on the Principal Market.

“Transaction Documents” means, collectively, this Agreement, the Amended and Restated Registration Rights Agreement, the Warrants, the Escrow Agreement and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

“Transfer Agent Instruction Letter” means an irrevocable instruction letter by the Company to the Company’s transfer agent instructing it to issue certificates representing the Shares to the Investors.

“2011 Investors” means collectively, the several investors party to the 2011 Purchase Agreement.

“2011 Purchase Agreement” means the Securities Purchase Agreement between the Company and certain investors dated March 24, 2011.

“2013 Registrable Securities” has the meaning specified in the Amended and Restated Registration Rights Agreement.

“2015 Investors” means collectively, the several investors party to the 2015 Purchase Agreement.

“2015 Purchase Agreement” means the Securities Purchase Agreement between the Company and certain investors dated the date of this Agreement.

“Ventures” has the meaning specified in the preamble to this Agreement.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a stock exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the stock exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” and “Warrants” have the meanings specified in the recitals to this Agreement.

1.4.          Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof’, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.          Representations and Warranties of Each Investor. Each Investor (with respect to itself only) hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date and as of the Closing Date:

2.1.          Authorization; Enforceability. Such Investor (if an entity) is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite power and authority to purchase the Shares and Warrant to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which such Investor is a party will constitute, such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2.          Accredited Investor. Such Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D and (ii) is acquiring the Securities in the ordinary course of its business, solely for its own account, and not with a view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of, the Securities Act and does not have any agreement or understanding with any person to distribute any of the Securities; provided, however, that, in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

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2.3.          Information. The Company has, prior to the Execution Date, provided such Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to such Investor the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder, as such Investor deems relevant in making an informed decision with respect to its investment in the Securities. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the risks of the proposed investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

2.4.          Limitations on Disposition. Such Investor acknowledges that, except as provided in the Amended and Restated Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.5.          Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered, transferred, pledged, hypothecated, sold or otherwise disposed of unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

2.6.          Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

2.7.          Non-Affiliate Status; Common Stock Ownership. Other than Battery, PAR, Joel Ackerman and Ronnie Morris, such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Person in regard to its purchase of the Securities or otherwise in respect of the Company. Except for the Investors identified in the sentence above, such Investor’s investment in the Securities is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

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3.          Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as expressly set forth on the Disclosure Schedule to this Agreement, as of the Execution Date and as of the Closing Date:

3.1.          Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated, and has all requisite corporate power and authority to conduct its business as currently conducted and to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2.          Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, including, without limitation, its obligations to issue and sell the Securities to the Investors in accordance with the terms hereof and thereof, and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Amended and Restated Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of FINRA or otherwise).

3.3.          Due Execution; Enforceability. This Agreement has been and, at or prior to the Closing, each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Document will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

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3.4.          Disclosure Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission during the preceding twelve calendar months (collectively, the “SEC Documents”). The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby and quarterly releases of financial results) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the business or financial condition of the Company. As of their respective dates, the financial statements of the Company included in the SEC Documents have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5.          Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon exercise of the Warrants, is set forth on Schedule 3.5 hereto. All issued and outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company were issued in violation of preemptive rights or any other similar rights of security holders of the Company or any Liens created by or through the Company. Except as disclosed on Schedule 3.5 or as contemplated herein, there are no outstanding preemptive rights, rights of first refusal, shareholder rights, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become (as a result of the transactions contemplated hereby or the other Transaction Documents or otherwise) bound to issue additional shares of capital stock of the Company (whether pursuant to anti-dilution, “reset” or other similar provisions). Except as described on Schedule 3.5 hereto, the Company has no material Debt outstanding as of the date hereof.

3.6.          Due Authorization; Valid Issuance. The Shares and Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) the Shares and Warrants will be duly and validly issued, and the Shares will be fully paid and nonassessable; in each case, free and clear of any Liens imposed by or through the Company, and (ii) assuming the accuracy of each Investor’s representations in this Agreement, the Shares and Warrants will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of each Investor’s representations in this Agreement at the time of exercise, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

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3.7.          No Conflict with Other Instruments. The Company is not in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for any violation or default under any such instrument or contract or any violation of any provision of a Governmental Requirement that, in either such case, has not had or would not reasonably be expected to have a Material Adverse Effect (any such violation or default being referred to herein as a “Current Violation”). The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) will not result in any violation of any provisions of the Company’s charter, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company.

3.8.          Financial Condition; Taxes; Litigation.

(a)          The Company’s financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the business or financial condition of the Company. Except as disclosed in the Disclosure Documents, there has been no (i) material adverse change to the Company’s business, operations, properties, financial condition, or results of operations since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP or applicable law.

(b)          The Company (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect, and has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Disclosure Documents.

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(c)          Except as described in Schedule 3.8(c), the Company is not the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction (other than with respect to taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect), the Commission, FINRA, any state securities commission or other Governmental Authority.

(d)          Except as described in Schedule 3.8(d), there is no material claim, litigation or administrative proceeding pending or, to the Company’s knowledge, threatened or contemplated, against the Company or, to the Company’s knowledge, against any officer, director or employee of the Company in connection with such person’s employment therewith. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.9.          Acknowledgement of Dilution. The Company acknowledges that the issuance of Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, is unconditional (other than with respect to the conditions set forth in the Warrants) regardless of the effect of any such dilution.

3.10.         Intellectual Property. Except as set forth in Schedule 3.10:

(a)          The Company owns, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “general public” licenses). All works that are used or incorporated into the Company’s services, products or services or products actively under development and which is proprietary to the Company was developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased or licensed by the Company or its predecessors in interest.

(b)          The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not, to the knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect. The Company has not received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

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(c)          No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person and the Company is not aware of any infringement by any other Person of any material rights of the Company under any Intellectual Property Rights.

(d)          All licenses or other agreements under which the Company is granted Intellectual Property (excluding licenses to use software utilized in the Company’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e)          All licenses or other agreements under which the Company has granted rights to Intellectual Property to others (including all end-user agreements) since January 1, 2009, are in full force and effect, unless otherwise terminated in accordance with the terms of such licenses or arrangements, there has been no material default by the Company thereunder and, to the Company’s knowledge, there is no material default by any other party thereto.

(f)          The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted. The Company is not making any material unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company. To the Company’s knowledge, neither the Company nor any of its employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or result in any former employers of such employees having any rights in, or claims on, the Company’s Intellectual Property. Each current employee of the Company and each former employee of the Company who was hired after January 1, 2011 has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, each independent contractor or consultant of the Company has executed agreements regarding confidentiality and proprietary information, and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property. The Company is in compliance in all material respects with its obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

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3.11.         Registration Rights. Except as described on Schedule 3.11 hereto, the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior or waived to the date hereof.

3.12.         Fees. Except as contemplated by Section 7.11 hereof and as set forth on Schedule 3.12 or disclosed in writing to the Investor by the Company, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless each Investor from and against any claim by any person or entity alleging that, as a result of any agreement or arrangement between such Person and the Company, such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby or the other Transaction Documents.

3.13.         Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

3.14.         Foreign Corrupt Practices. Neither the Company, nor to the Company’s knowledge any director, officer, agent, employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.15.         Key Employees. Each of the Company’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity described in the Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

3.16.         Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

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3.17.         Environment. To the Company’s knowledge, the Company does not have any current liability under any Environmental Law, nor, to the knowledge of the Company, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company has not violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.18.         ERISA. Except as described on Schedule 3.18, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.19.         Insurance. The Company maintains insurance in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company is engaged. No notice of cancellation has been received for any of such policies and the Company reasonably believes that is in compliance with all of the terms and conditions thereof The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost, other than normal increases in the industry. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount deemed to be reasonable and appropriate by the Company’s Board of Directors.

3.20.         Property. The Company does not own any real property. The Company has good and marketable title to all personal Property owned by it which, in each such case free and clear of all Liens except for Permitted Liens and except for such Liens which, individually and together with all other Liens (including without limitation Permitted Liens) do not have, and cannot reasonably be expected to have, a Material Adverse Effect. Any Property held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company.

3.21.         Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

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3.22.         Exchange Act Registration; Listing. Exchange Act Registration; Listing. The Company files supplementary and periodic information, documents, and reports pursuant to Section 15(d) of the Exchange Act. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is traded over-the-counter and quoted on the over-the-counter Bulletin Board QB or QX Markets (collectively, “OTCBB”). The Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or ceasing the trading of the Common Stock or its quoting on the OTCBB

3.23.         Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act, and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.24.         Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

3.25.         Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Governmental Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

3.26.         Embargoed Person. None of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

3.27.         Solvency. As of the Execution Date and as of the Closing Date, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt as such Debt matures or is otherwise payable; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted taking into account the current and projected capital requirements of the business conducted by the Company and projected capital availability; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

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3.28.         Transactions with Interested Persons. Except as set forth in the Disclosure Documents, no officer, director or employee of the Company is or has made any arrangements with the Company to become a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.29.         Customers and Suppliers. Except as set forth in the Disclosure Documents, the relationships of the Company with its customers and suppliers are maintained on commercially reasonable terms. To the Company’s knowledge, no customer or supplier of the Company has any plan or intention to terminate its agreement with the Company, which termination would reasonably be expected to have a Material Adverse Effect.

3.30.         FDA Matters and Clinical Trials.

(a)          The Company has not received any notices or correspondence from any federal, state, local or foreign regulatory body that regulates the types of matters subject to the jurisdiction of the U.S. Food and Drug Administration (“Health Authorities”) which have not been resolved requiring or threatening the termination, suspension or modification of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the Disclosure Documents or the results of which are referred to in the Disclosure Documents. To the knowledge of the Company, the currently pending clinical trials, studies and other preclinical tests conducted by or on behalf of the Company and that are described in the Disclosure Documents or the results of which are referred to in the Disclosure Documents, are being conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs.

(b)          The Company has no knowledge of any adverse event that has resulted from any of such studies, tests or trials that was not disclosed as required to any Health Authority.

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3.31.         Full Disclosure. The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered to such Investor by the Company pursuant to this Agreement and the other Transaction Documents and in connection with such Investor’s due diligence investigation of the Company, do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. Neither the Company nor any Person acting on its behalf or at its direction has provided such Investor with material non-public information. Following the filing of the Current Report on Form 8-K in accordance with Section 4.1(c) hereof, to the Company’s knowledge, such Investor will not possess any material non-public information concerning the Company. The Company acknowledges that such Investor is relying on the representations, acknowledgments and agreements made by the Company in this Section 3.31 and elsewhere in this Agreement in making trading and other decisions concerning the Company’s securities.

3.32.         No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4.          Covenants of the Company and Each Investor.

4.1.          The Company agrees with each Investor that the Company will:

(a)          file a Form D with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy thereof to such Investor promptly after such filing;

(b)          take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Shares and Warrants for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to such Investor at such Investor’s request; and

(c)          on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby;

(d)          maintain its corporate existence in good standing;

(e)          maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

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(f)          pay or discharge before becoming delinquent (i) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (ii) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which appropriate reserves have been established under GAAP;

(g)          comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;,

(h)          comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(i)          provide each Investor with copies of all materials sent to its stockholders, in each such case at the same time as delivered to such stockholders;

(j)          timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination;

(k)          until the earlier of (i) Effective Date of the Registration Statement and (ii) the date upon which all Investors are able to sell all Shares in a 90 day period without volume or manner of sale limitations under Rule 144, take commercially reasonable steps to restrict each of the Company’s Chief Executive Officer and President (each, a “Specified Employee”) from selling shares of Common Stock; and

(l)          use commercially reasonable efforts to maintain adequate insurance coverage (including D&O insurance) for the Company and each Subsidiary.

4.2.          Voting Rights.

(a)          The Company agrees that it shall not approve of or give effect to any of the actions listed below (by amendment, merger, consolidation or otherwise) without the written consent of Battery and PAR. Notwithstanding the foregoing: (1) in the event that Battery meets the Threshold Amount, Battery’s consent is not required pursuant to this Section 4.2(a), however, PAR’s consent is still required; and (2) in the event that PAR meets the Threshold Amount, PAR’s consent is not required pursuant to this Section 4.2(a), however Battery’s consent is still required.

(i)          alter or change the rights, preferences or privileges of the Put Option; or

(ii)         liquidate, dissolve or wind-up the business and affairs of the Company or consent to any of the foregoing; and

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(b)          The Company agrees that it shall not approve of or give effect to any of the actions listed below (by amendment, merger, consolidation or otherwise) without the written consent of Battery and either PAR or Harris & Harris. Notwithstanding the foregoing: (1) in the event that Battery meets the Threshold Amount, Battery’s consent is not required pursuant to this Section 4.2(b), however the consent of either PAR or Harris & Harris is still required; (2) in the event that PAR meets the Threshold Amount, PAR’s consent is not required pursuant to this Section 4.2(b), however the consent of Battery and Harris & Harris is still required; and (3) in the event that Harris & Harris has sold equal to or greater than twenty-five percent (25%) of the Shares it purchases on the Closing Date, the consent of Harris & Harris is not required pursuant to this Section 4.2(b), however the consent of Battery and PAR is still required.

(i)          purchase, redeem or otherwise acquire any of (A) the Company’s equity securities (including warrants, options and other rights to acquire equity securities) or (B) the Securities, other than (1) a repurchase by the Company at the lower of cost or the fair market value pursuant to existing agreements, (2) the purchase of capital stock from certain stockholders approved by each of the Investors, (3) pursuant to an exercise of the Put Right or the put rights granted under the Other Securities Purchase Agreements or (4) the contemplated option exchange disclosed in the disclosure schedules to the 2015 Purchase Agreement;

(ii)         merge or consolidate with another corporation or entity in which the holders of the Company’s voting equity securities immediately prior to the transaction own, directly or indirectly, fifty percent (50%) or less of the voting securities of the surviving corporation unless (A) the consideration for the merger or consolidation is in the form of a cash offer or marketable securities that are registered, saleable and listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange and (B) the purchase price per share is equal to or greater than three hundred and seventy-five percent (375%) of the Per Share Price.

4.3.          Board Representation. The Company shall be obligated to present one nominee nominated by each of Battery (the “Battery Member”) and PAR (the “PAR Member”) to become a member of the Company’s Board for election by the Company’s stockholders; provided, however, that the Company shall no longer be obligated to nominate the Battery Member in the event that Battery has sold or no longer holds the Threshold Amount with respect to Battery and the Company shall no longer be obligated to nominate the PAR Member in the event that PAR has sold or no longer holds the Threshold Amount with respect to PAR. Battery’s right to nominate the Battery Member for election to the Company’s Board above is cumulative with its existing right to nominate a person for election to the Company’s Board pursuant to the Amended and Restated 2011 Purchase Agreement; e.g., Battery shall have a right to nominate only one person for election to the Company’s Board. Upon the election of each of the Battery Member and the PAR Member to the Company’s Board, the Company shall execute an indemnification agreement with the Battery Member and the PAR Member, in a form satisfactory to Battery and PAR, as applicable and shall include the Battery Member and the PAR Member on the Company’s director and officer insurance policy.

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4.4.          No Participation Rights. Each Investor who had participation rights pursuant to the Original 2013 Securities Purchase Agreement has declined to exercise such Investor’s participation right set forth in such Original 2013 Securities Purchase Agreement with respect to either the Company’s issuance of convertible promissory notes on December 1, 2014 or the transaction contemplated by the 2015 Purchase Agreement and thus no longer has any participation right with respect to either the transaction contemplated by the 2015 Purchase Agreement or future financings of the Company.

4.5.          Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance to the Investors free from any preemptive rights, and shall keep available at all times during which any Warrants are outstanding, a number of shares of Common Stock (the “Reserved Amount”) that, on the Closing Date, is not less than one hundred percent (100%) of the number of Warrant Shares issuable upon exercise of all of the Warrants issued at the Closing, without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Warrants. The Reserved Amount shall be allocated in accordance with each Investor’s Pro Rata Share. In the event that an Investor shall sell or otherwise transfer any of such Investor’s Warrants, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount allocated to any Investor or other Person which no longer holds any Warrants shall be reallocated to the remaining Investors pro rata based on the number of 2013 Registrable Securities held by such Investors at such time. In the event that the Reserved Amount is insufficient at any time to cover one hundred percent 100% of the 2013 Registrable Securities issuable upon the exercise of the Warrants (without regard to any restriction on such conversion or exercise), the Company shall take such action (including without limitation holding a meeting of its stockholders) to increase the Reserved Amount to cover 100% of the 2013 Registrable Securities issuable upon such conversion and exercise, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event stockholder approval is required for such increase) following the Company’s receipt of written notice of such deficiency. While any Warrants are outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of each Investor then holding Warrants.

4.6.          Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and Warrants for general business purposes; provided, that the Company shall not use any of such proceeds (i) to pay any dividend or make any distribution on any of its securities, or (ii) to repay any loan made to or incurred by any Key Employee or any other officer or director or Affiliate of the Company.

4.7.          Use of Investor Name. Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

4.8.          Company’s Instructions to Transfer Agent. The Company shall cause its transfer agent to remove the restrictive legend set forth in Section 2.5 from certificates evidencing the Shares and Warrant Shares (i) in connection with any sale of such Shares or Warrant Shares pursuant to a registration statement (including a Registration Statement) covering the resale of such security that is effective under the Securities Act, (ii) in connection with any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), as set forth below. If all or any part of a Warrant is exercised in connection with an immediate resale of the exercised Warrant Shares pursuant to an effective registration statement, or in connection with an immediate resale of the exercised Warrant Shares pursuant to Rule 144, the Company shall cause its transfer agent to remove the restrictive legend from certificates issued representing the exercised Warrant Shares, as set forth below.

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(a)          The Company shall issue an instruction letter to its transfer agent to remove the restrictive legend in connection with any sale of the Shares or Warrant Shares pursuant to a registration statement, and shall cause its counsel, if required by the transfer agent, to issue a legal opinion authorizing the removal of restrictive legend in connection with a sale of the Shares or Warrant Shares pursuant Rule 144, provided that the relevant Investor shall have delivered to the Company, its counsel and its transfer agent a certification of such facts as the Company and its counsel may reasonably require in connection with providing such instruction letter or legal opinion.

(b)          The Company shall instruct its transfer agent to remove the restrictive legend as permitted by this Section 4.8 promptly after delivery by the Investor to the Company or its transfer agent of the certificate representing the Shares or Warrant Shares being sold by the Investor.

(c)          The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 4.8.

(d)          Certificates for Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the purchaser of such Shares or Warrant Shares by crediting the account of such purchaser’s prime broker with the Depository Trust Company System, if so directed by the selling Investor.

4.9.          Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

(a)          there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)          such Investor has notified the Company in writing of any such disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to a fund or other institutional investor that is an Affiliate of such Investor and which is also an “accredited investor” as that term is defined in Rule 501 of Regulation D; provided, that such Affiliate provides the Company with customary accredited investor and investment representations (comparable with those set forth in Section 2.2 hereof), and agrees to be bound by the terms and conditions of this Agreement, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor has complied with the obligations set forth in Section 4.8(a) above or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following such Investor’s default under such margin arrangement.

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4.10.         Disclosure of Non-public Information. The Company agrees that it will not at any time following the Execution Date disclose material non-public information to any Investor without first obtaining such Investor’s written consent to such disclosure, except to the extent required by any Transaction Documents. For the avoidance of doubt, any information provided to the Battery Member or PAR Member in its capacity as a member of the Board of Directors shall not be deemed a disclosure of information pursuant to this Section.

4.11.         Listing. Provided the Company is eligible for trading or listing, as the case may be, the Company (i) has, or promptly following the Closing shall, use its best efforts to include all of the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitation on such exercise) for trading on the OTCBB, and (ii) shall use its best efforts to attain designation and quotation, or listing, of the Common Stock and Warrant Shares on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date or, in the event the Company is unable to attain such designation and quotation or listing on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, to maintain the trading of the Common Stock on the OTCBB or any successor interdealer trading system for a minimum of five (5) years following the Closing Date.

4.12.         Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

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4.13.         Indemnification of the Company. Each Investor, severally and not jointly and only to the extent of such Investor’s Purchase Price, will indemnify and hold the Company and its directors, manager, officers, shareholders, employees and agents (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by or on behalf of such Investor in this Agreement or in the other Transaction Documents or (b) any violations by such Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance. If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the Investor in writing, and the Investor shall have the right to assume the defense thereof with counsel of its own choosing. Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (i) the employment thereof has been specifically authorized by such Investor in writing, (ii) the Investor has failed after a reasonable period of time following such Company Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of such Investor and the position of such Company Party. Such Investor will not be liable to any Company Party under this Agreement for any settlement by a Company Party effected without such Investor’s prior written consent, which shall not be unreasonably withheld or delayed.

5.          Conditions to Closing.

5.1.          Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase Shares and Warrants at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

(a)          the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

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(b)          the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

(c)          the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in Section 5.1(a), 5.1(b), 5.1(i), 5.1(j), 5.1(k) and 5.1(l) have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

(d)          the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to such Investor;

(e)          the Company shall have delivered to the Escrow Agent the duly executed Warrant being purchased by such Investor and the duly executed Transfer Agent Instruction Letter;

(f)          the Company shall have executed and delivered to the Investor the Amended and Restated Registration Rights Agreement;

(g)          the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the charter and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as a representation and warranty of the Company made herein;

(h)          the Company shall have obtained the written agreement of each Specified Employee of the Company to refrain from selling shares of Common Stock for the period specified in, and in accordance with, Section 4.1(k) hereof;

(i)          there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

(j)          the Common Stock shall be traded on the OTCBB or listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange;

(k)          the Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon exercise of all of the Warrants to be issued at the Closing (such number to be determined without regard to any restriction on such exercise);

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(l)          there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(m)          the Company shall have waived any applicable anti-takeover measures under Delaware law or the Company’s charter documents that may be triggered by the actions set forth in the Transaction Documents;

(n)          the Company and the Investors shall have made filings, if any, required by the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended; and

(o)          the Company shall have executed the Escrow Agreement.

5.2.          Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)          the representations and warranties of such Investor set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(b)          such Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

(c)          there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(d)          such Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

(e)          such Investor shall have tendered to the Escrow Agent the Purchase Price for the Shares and the Warrant being purchased by it at the Closing by wire transfer of immediately available funds.

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6.          Miscellaneous.

6.1.          Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2.          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. After the Closing, the Investors may assign their respective rights and obligations hereunder, in connection with any private sale or transfer of the Shares or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

6.3.          No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation or warranty of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations and warranties made in this Agreement or the other Transaction Documents), (iii) it has not received from any party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any party.

6.4.          Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The Company acknowledges and agrees that nothing contained herein or in any other agreement or document delivered at Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Documents, individually, and shall not be required to be join any other Investor as an additional party in any proceeding for such purpose.

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6.5.          Injunctive Relief. The parties hereto acknowledge and agree that a breach by either of their obligations hereunder will cause irreparable harm the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations.

6.6.          Investors’ Trading Activity. The Company acknowledges that, following the filing of the Current Report on Form 8-K described in paragraph 4.1 above, each Investor shall have the right to purchase or sell, long or short, Common Stock and instruments or contracts whose value is derived from the market value of the Common Stock, and that sales of or certain derivative transactions relating to the Common Stock may have a negative impact on the market price of the Common Stock.

6.7.          Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

6.8.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.9.          Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.10.         Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

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If to the Company:	Joel Ackerman, Chief Executive Officer
Champions Oncology, Inc.
One University Plaza
Suite 307
Hackensack, NJ 07601
Tel (201) 808-8400
Fax (201) 357-5216
jackerman@championsoncology.com

with a copy
(which shall not constitute notice)to:	Adam D. So, Esq.
Epstein Becker & Green, P.C.
250 Park Avenue
New York, NY 10177
Tel (212) 351-3788
Fax (212) 878-8693
ASo@ebglaw.com

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.10.

6.11.         Expenses. The Company and each Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall, at the Closing, pay up to $50,000 to Battery and $25,000 to PAR in immediately available funds for all reasonable, documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred or to be incurred by Battery and PAR, as applicable in connection with their due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents.

6.12.         Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least a majority of the Shares and Warrant Shares into which all of the Warrants then outstanding are exercisable (without regard to any limitation on such exercise), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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[Signature Pages to Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CHAMPIONS ONCOLOGY, INC

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	Chief Executive Officer

BATTERY VENTURES IX, L.P.
By:	Battery Partners IX, LLC
General Partner

	By:	/s/ Scott Tobin
		Name:	Scott Tobin
		Title:	Member Manager

BATTERY INVESTMENT PARTNERS, IX, LLC
By:	Battery Partners IX, LLC
Managing Member

	By:	/s/ Scott Tobin
		Name:	Scott Tobin
		Title:	Member Manager

PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group, L.P.
General Partner
	By:	PAR Capital Management, Inc.
General Partner

		By:	/s/ Arthur Epker, III
			Name:	Arthur Epker, III
			Title:	Vice President

/s/ Joel Ackerman
Joel Ackerman

/s/ Joel Ackerman
Ronnie Morris

SCHEDULE OF INVESTORS

Name	Purchase Price	Number of Shares	Number of Warrants
Battery Ventures IX, L.P.	$3,465,350	6,930,700	693,070
Battery Investment Partners IX, LLC	$34,650	69,300	6,930
PAR Investment Partners, L.P.	$5,000,000.00	10,000,000	1,000,000
Harris & Harris Group, Inc.	$200,000.00	400,000	40,000
Ronnie Morris, M.D.	$250,000.00	500,000	50,000
Joel Ackerman	$250,000.00	500,000	50,000
Bernard Kaminetsky	$100,000.00	200,000	20,000
TOTAL	$9,300,000	18,600,000	1,860,000